SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 21, 2005

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                          GENERAL MARITIME CORPORATION
             (Exact name of registrant as specified in its charter)


Republic of the Marshall Islands          001-16531              06-159-7083
  (State or other jurisdiction     (Commission file number)   (I.R.S. employer
 of incorporation or organization)                           identification no.)


           299 Park Avenue
             Second Floor                                            10171
 (Address of principal executive offices)                          (Zip code)



       Registrant's telephone number, including area code: (212) 763-5000


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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      [ ]  Written communications pursuant to Rule 425 under the Securities Act
           (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

On December 21, 2005, the Board of Directors of General Maritime Corporation (the "Company"), on the recommendation of its Compensation Committee, approved grants of restricted shares of the Company's common stock to the Company's senior executive officers as performance compensation for 2005. Peter C. Georgiopoulos, Chairman of the Board, President and Chief Executive Officer of the Company, was granted 250,000 shares of restricted stock, with restrictions on all such shares to lapse on November 15, 2015. Restrictions on Mr. Georgiopoulos' stock will also lapse in full upon his death or disability or a Change of Control (as defined in the Company's 2001 Stock Incentive Plan, as amended and restated to date) and will lapse on a straight-line basis if Mr. Georgiopoulos is dismissed without cause or resigns for good reason. John P. Tavlarios, a Director of the Company, and Chief Executive Officer of the Company's tanker operating subsidiary, General Maritime Management LLC (the "Management Company"), was granted 50,000 shares of restricted stock. Jeffrey D. Pribor, Chief Financial Officer of the Company was granted 18,000 shares of restricted stock. John C. Georgiopoulos, Chief Administrative Officer of the Company was granted 15,000 shares of restricted stock. Peter S. Bell, Senior Vice President and Head of the Commercial Department of the Management Company, and Milton H. Gonzales, Jr., Vice President of Technical Operations of the Company were granted 10,000 and 5,000 shares of restricted stock, respectively. The restrictions applicable to the shares granted to Messrs. Tavlarios, Pribor, John Georgiopoulos, and Bell will lapse ratably in 20% increments on the first five anniversaries of November 15, 2005. The restrictions applicable to the shares granted to Mr. Gonzales will lapse ratably in 25% increments on the first four anniversaries of November 15, 2005. The restrictions applicable to the shares granted to these executives will also lapse in full upon a Change of Control.

An aggregate of 89,500 shares of restricted stock were granted to 46 employees of the Company other than the foregoing executives. The restrictions applicable to the shares granted to these employees will lapse with respect to 25% of the shares on each of the first four anniversaries of November 15, 2005. The restrictions applicable to the shares granted to these employees will lapse in full upon the occurrence of a Change of Control.

In addition to the foregoing restricted stock grants, the Company's Board of Directors approved salary increases effective as of January 1, 2006 for certain senior executive officers as well as performance-based cash compensation to certain senior executive officers for 2005. The Board approved a salary increase for Mr. Peter Georgiopoulos of $25,000 for a total annual salary in 2006 of $700,000; for Mr. Tavlarios, an increase of $75,000 for a total of $600,000; for Mr. Pribor, an increase of $50,000 for a total of $400,000; for Mr. John Georgiopoulos, an increase of $25,000 for a total of $325,000; for Mr. Bell, an increase of $35,000 for a total of $310,000; and for Mr. Gonzales, an increase of $10,000 for a total of $210,000. Also, as performance-based cash compensation for 2005, Messrs. Tavlarios, Pribor, John Georgiopoulos, Bell and Gonzales received $1,200,000, $650,000, $500,000, $125,000 and $300,000, respectively.
Mr. Peter Georgiopoulos had requested, and the Company's Compensation Committee had agreed, that his 2005 performance compensation would take the form of a restricted stock grant rather than a cash bonus.

Also on December 21, 2005, the Board of Directors of the Company approved an amendment and restatement of its 2001 Stock Incentive Plan (as amended and restated, effective May 26, 2005). The amendment provides the Board of Directors and its Compensation Committee with discretion to determine whether dividends paid on unvested restricted shares granted on or after December 21, 2005 are to be forfeited if the shares themselves are subject to forfeiture. The foregoing description is qualified by reference to the full text of the 2001 Stock Incentive Plan which is filed as an exhibit to this report on Form 8-K and is incorporated by reference in its entirety.

ITEM 9.     Financial Statements and Exhibits
            ---------------------------------
(c)   Exhibits

      Exhibit No.       Description
      -----------       -----------

      10.1 General Maritime 2001 Stock Incentive Plan (as amended and restated effective December 21, 2005)

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GENERAL MARITIME CORPORATION
                                 ----------------------------
                                 (Registrant)


                                 By: /s/ John C. Georgiopoulos
                                    ------------------------------------
                                 Name:  John C. Georgiopoulos
                                 Title: Chief Administrative Officer

Date:  December 22, 2005

                                  EXHIBIT INDEX
                                  -------------

      Exhibit No.       Description
      -----------       -----------

      10.1 General Maritime 2001 Stock Incentive Plan (as amended and restated effective December 21, 2005)